EXHIBIT 99.1

1111 W. 22nd Street, Ste 320
Oak Brook, IL 60523
Phone (630) 573-7200
Fax (630) 573-7575

FOR IMMEDIATE RELEASE
Contact:
 Curt Stoelting, CEO
Ph.: 630-573-7326
or
Jody Taylor, CFO
Ph.: 630-573-7328

RC2 CORPORATION ANNOUNCES RESIGNATION OF
RICHARD ROTHKOPF AS AN OFFICER AND DIRECTOR

OAK BROOK, IL—(December 29, 2006)—RC2 Corporation (NASDAQ: RCRC) today, announced that Learning Curve co-founder, Richard Rothkopf, has resigned as an officer of the Company and will no longer serve on RC2’s board of directors. Rothkopf is expected to remain active as an advisor to the Company while pursing other business interests and charitable activities.

Curt Stoelting, CEO of RC2, stated, “Dick Rothkopf has been and continues to be a great partner and contributor to our organization. We are happy that Dick will be able to pursue broader interests.”

About RC2 Corporation
RC2 Corporation (www.rc2corp.com) is a leading designer, producer and marketer of innovative, high-quality toys, collectibles, hobby and infant care products that are targeted to consumers of all ages. RC2’s infant and preschool products are marketed under its Learning Curve® family of brands which includes The First Years® by Learning Curve and Lamaze brands as well as popular and classic licensed properties such as Thomas & Friends, Bob the Builder, Winnie the Pooh, John Deere and Sesame Street. RC2 markets its collectible and hobby products under a portfolio of brands including Johnny Lightning®, Racing Champions®, Ertl®, Ertl Collectibles®, AMT®, Press Pass®, JoyRide® and JoyRide Studios®. RC2 reaches its target consumers through multiple channels of distribution supporting more than 25,000 retail outlets throughout North America, Europe, Australia, and Asia Pacific.

Forward-looking Statements
Certain statements contained in this release contain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "may,'' "plans," "potential," "target," "should," "will," "could" and "would." Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

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